UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 9, 2026

Date of Report (Date of earliest event reported)

TRILLER GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38909	33-1473901
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 N Broadway, STE 98065,
Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (947) 622-9043

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ILLR	NASDAQ Capital Market
Warrants, each warrant exercisable for 0.025 share of Common Stock for $230.00 per full share	ILLRW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Receipt of Exception to Regain Compliance with Nasdaq Bid Price Rule.

On July 9, 2026, the Nasdaq Hearings Panel (the “Panel”) notified Triller Group Inc. (“Triller” or the “Company”) that it granted Triller an exception to regain compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) until July 30, 2026.

As previously disclosed, following a successful appeal to the Nasdaq Listing and Hearing Review Council (the “Listing Council”), which modified a December 26, 2025 Panel decision to delist the Company’s securities for non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Periodic Filing Rule”), trading resumed on April 16, 2026 after the Company filed its Annual Report on Form 10-K for the year ended December 31, 2025.

On April 6, 2026, Nasdaq Regulation Staff submitted a “Clarification Request” to the Listing Council seeking to assert non-compliance with the Bid Price Rule. On April 21, 2026, the Listing Council remanded the matter to the Panel. On May 29, 2026, the Panel granted the Company an exception requiring compliance with the Bid Price Rule by achieving a closing bid price of $1.00 or more for ten (10) consecutive business days on or before June 30, 2026.

On July 9, 2026, the Panel granted the extension requiring the Company to achieve a closing bid price of $1.00 or more for twenty (20) consecutive business days on or before July 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILLER GROUP INC.

	By:	/s/ Shu Pei Huang, Desmond
	Name:	Shu Pei Huang, Desmond
	Title:	Acting Chief Financial Officer

Dated: July 15, 2026

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